UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 2, 2014

PLC SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification No.)

PLC Systems Inc. 459 Fortune Boulevard Milford, Massachusetts	01757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 541-8800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On September 2, 2014, PLC Systems Inc. (the “Company”) issued to GCP IV LLC (“GCP”) an unsecured promissory note for an aggregate principal amount of $250,000 (the “Note”). The Note bears interest at a rate of 5% per annum, payable in arrears on the maturity date, which occurs on the earlier of (i) September 2, 2017 and (b) the date on which all amounts under the Note become due and payable pursuant to an event of default.

The Note is unsecured and may be prepaid, without premium or penalty, at any time. The Note contains covenants restricting the Company from, among other things, incurring debt, granting liens, and entering into a new line of business. Following an event of default, the interest rate on the Note will increase to 16% per annum and, at the election of the holder, the entire principal amount together with all accrued interest on the Note may be accelerated. Under the terms of the Note, an event of default includes, among other things, failure to make a timely payment, breach of covenants or representations and warranties under the Note, cross-defaults, initiation of a bankruptcy or insolvency proceeding of the Company and judgments entered against the Company.

In connection with the issuance of the Note, the Company entered into a Debenture Amendment Agreement, dated September 2, 2014 (the “Amendment”), with certain investors holding a majority of the outstanding senior secured debentures sold pursuant to that certain Securities Purchase Agreement, dated February 22, 2011, as amended (collectively, the “Debentures”). Pursuant to the terms of the Amendment, the Debentures were revised to permit up to $500,000 of indebtedness for borrowed money.

The foregoing description of the transactions contemplated by the Note and the Amendment is not complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is filed with this Current Report as Exhibit 10.1, and the Amendment, a copy of which is filed with this Current Report as Exhibit 10.2, which are incorporated by reference herein.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit

10.1	Promissory Note, dated September 2, 2014, issued by the Company to GCP IV LLC.

10.2	Debenture Amendment Agreement, dated September 2, 2014, by and between the Company and GCP IV LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2014		PLC SYSTEMS INC.

	By:	/s/ Gregory W. Mann
Gregory W. Mann
Chief Financial Officer